Exhibit 23. (i) Consent of Armstrong Gilmour, Accountancy
             Corporation, independent certified public accountants

Armstrong Gilmour
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Accountancy Corporation   Certified Public Accountants and Business Consultants



              Consent of Independent Certified Public Accountants




The Board of Directors and Stockholders
Technical Maintenance Corporation:



We consent to incorporation by reference in the registration statement on Form SB-2 (Registration #333-7006) of Technical Maintenance Corporation (A Development Stage Company) of our report dated March 28, 1997, relating to the balance sheets of Technical Maintenance Corporation as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1996 and for the development period from December 8, 1994 through December 31, 1996, which report appears in the December 31, 1996, annual report on Form 10-K of Technical Maintenance Corporation.



                                  /s/Armstrong Gilmour

                                 Accountancy Corporation


Walnut Creek, California
October 31, 1997